EXHIBIT 27.1
                                                                    ------------



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Chattem, Inc.

We have audited in accordance with auditing standards generally accepted in the United States, the consolidated financial statements included in Chattem, Inc. and subsidiaries' annual report to shareholders incorporated by reference in this Form 10-K, and have issued our report thereon dated January 23, 2002. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. Schedule II is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



ARTHUR ANDERSEN LLP


Chattanooga, Tennessee
January 23, 2002